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                                                                    Exhibit 10.9


                    FORM OF EXECUTIVE SEVERANCE AGREEMENT


     THIS EXECUTIVE SEVERANCE AGREEMENT ("Agreement") is effective as of the ______________, 2000 by and between Tvia, Inc., a California corporation ("Company"), and ____________________________ (the "Designated Officer") for the
purpose of setting forth the agreement between the Company and the Designated Officer regarding certain severance payments, as more fully described herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.  Definitions.  The following terms shall have the meanings set forth below
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for all purposes of this Agreement.

     "Cause" means the Designated Officer's: (1) conviction of a felony; (2) gross negligence or gross misconduct in carrying out duties for the Company, which causes material harm to the Company; or (3) violation of the Company's Proprietary Information and Inventions Agreement (to which the Designated Officer is a party).

     "Change in Control" means:

        (1) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

        (2) Any transaction (other than an issuance of shares by the Company for cash) in or by means of which one or more persons acting in concert acquire, in the aggregate, more than 50% of the combined voting power of the Company's outstanding equity securities; or

        (3) The sale, transfer or other disposition of all or substantially all of the Company's assets other than in connection with a dissolution of the Company.

     A transaction shall not constitute a Change in Control if: (1) its sole purpose is to change the state of the Company's incorporation; (2) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction; or (3) such transaction constitutes the Company's initial public offering of its securities.

     "Good Reason" means any of the following which is not cured within 15 days after the Designated Officer's written notice to the Board of Directors that Good Reason exists for one or more of the following specifically identified reasons: (1) a material change, without the Designated Officer's consent, in the Designated Officer's duties, offices, titles or reporting requirements; (2) relocation of the Designated Officer's office more than 35 miles from its
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present location; (3) reduction in the Designated Officer's base salary; or (4)
a material breach in the terms of the Designated Officer's employment agreement.

2.  Benefits.  The Designated Officer shall receive the benefits described below
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upon the events described below:

    2.1  Change in Control without Subsequent Termination of Employment.  Upon a
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Change in Control, twenty-five percent (25%) of the Designated Officer's unvested options to purchase Company shares, determined as of the date of the Change in Control, will immediately vest.

    2.2  Change in Control with Subsequent Termination of Employment.
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         (1)  If within two years after the date of a Change in Control the
Designated Officer's employment with the Company is involuntarily terminated (other than for Cause or upon his or her death, disability or retirement) or if the Designated Officer resigns for Good Reason, he or she shall receive [18] [9] months of then current monthly salary payable monthly.

         (2) If within two years after the date of a Change in Control of the Company, the Designated Officer's employment is involuntarily terminated (other than for Cause) or if the Designated Officer resigns for Good Reason, 100% of his or her then remaining unvested options to purchase Company shares will become vested on his or her termination date.

         (3) The following are conditions to receipt of any benefits described in this Section 2.2.

              (a) The Designated Officer will be required to execute a release of all claims arising out of his or her employment or the termination thereof, including, but not limited to, any claim of discrimination under state or federal law, but excluding claims for indemnification from the Company under (i) any indemnification agreement with the Company, (ii) the Company's certificate of incorporation and by-laws or (iii) applicable law and claims for directors' and officers' insurance coverage.

              (b) The Designated Officer shall not, without the Company's written consent, directly or indirectly, alone or as a partner, member of a joint venture, officer, director, employee, consultant, agent or stockholder (other than as a less than 5% stockholder of a publicly traded company): (i) solicit or encourage any of the Company's customers to cease or modify their relationship with the Company, (ii) hire any of the Company's employees or consultants in an unlawful manner or actively encourage employees or consultants to leave the Company, or (iii) otherwise breach his or her confidential information and trade secret obligations to the Company.

         (4) The Designated Officer will be entitled to receive (a) benefits payable to him or her under any other plan or agreement relating to retirement, and (b) any COBRA benefits under the Company's medical or dental plans, to the extent he or she is eligible, beginning on the date his or her employment with the Company terminates.

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3.  Effect of Reemployment.  If the Company or an affiliate reemploys the
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Designated Officer during the period his or her compensation is being paid under
Section 4.2(1), the remaining portion of his or her salary payments under
Section 4.2(1) will be discontinued beginning on the first day of such reemployment.

4.  Basis of Payments.  Payments under this Agreement will be paid in accordance
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with the Company's normal payroll practices, subject to all applicable federal and state withholding taxes.

5.  Modifications.  No modification of this Agreement shall be valid unless made
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in writing and signed by the parties hereto.
6.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of California, exclusive of its choice of law provisions.
     IN WITNESS WHEREOF, the parties have executed this Agreement on _______ __, 2000.

                              TVIA, INC.,
                              a California corporation



                              By:
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                              Name:
                                   --------------------------------

                              Title:
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                              DESIGNATED OFFICER


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